WEINBERG & COMPANY, PA
                        Town Executive Center
                     6100 Glades Road, Suite 314
                      Boca Raton, Florida 33434


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form 10-SB Registration
Statement, of Warwick Acquisition Corporation, our report for the period from June 2, 1998 (inception) to December 31, 1998 dated January 4, 1999 relating to the financial statements of Warwick Acquisition Corporation which appear in such Form 10-SB.


                              WEINBERG & COMPANY PA
                              Certified Public Accountants


Boca Raton, Florida
February 5, 1999